                                                                   Exhibit 3.119


                                                           1491090
                                                          ENDORSED
                                                            FILED
                                                    In the office of the
                                                     Secretary of State
                                                 of the State of California

                                                         DEC 21 1990

                                              MARCH FONG EU, Secretary of State

                           ARTICLES OF INCORPORATION

                                       OF

                           Go Lo Entertainment, Inc.

                                     I. NAME

      The name of the corporation is Go Lo Entertainment, Inc.

                                   II. PURPOSE

      The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                        III. AGENT FOR SERVICE OF PROCESS

      The name and address in this state of the corporation's initial agent for service of process is:

                                Alberto Lopez
                                3101 Pomona Blvd.
                                Pomona, CA 91764

                                    IV. STOCK

      The corporation is authorized to issue only one class of shares having a total number of one million shares.


                                    EXECUTION

      IN WITNESS WHEREOF, the undersigned, who is the incorporator of this incorporation, has executed these Articles of Incorporation on December 18, 1990.

                                                     /s/ Alberto Lopez
                                                     ---------------------------
                                                     Alberto Lopez, Incorporator


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

                                   DECLARATION

            I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

            Executed on December 18, 1990, at Pomona, California.

                                                        /s/ Alberto Lopez
                                                        -----------------------
                                                        Alberto Lopez


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